EXHIBIT 99.2

FORM 4 JOINT FILER INFORMATION

Name:      Christina Singleton Mednick

Address:     11661 San Vicente Blvd, Suite 915

      Los Angeles, California 90049

Designated Filer:    Singleton Group LLC

Issuer and Ticker Symbol:   Argonaut Group, Inc. (AGII)

Date of Earliest Transaction Required

 to be Reported    August 7, 2007

08/14/07 11:25 AM  Draft

08/14/07 11:25 AM  Draft